EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kearny Financial Corp. and Subsidiaries of our report dated August 27, 2021, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Kearny Financial Corp. and Subsidiaries for the year ended June 30, 2021.

/s/ Crowe LLP
Crowe LLP

Livingston, New Jersey
November 19, 2021